Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Center Bancorp, Inc,
Union, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-100884, No. 333-110710, No. 333-157189, No. 333-165787 and No. 333-189210 and Form S-8 No. 333-37436, No. 333-37434, No. 333-116174, No. 333-125747, No. 333-148323 and No. 333-160111 of Center Bancorp, Inc. of our report dated March 13, 2013, relating to the consolidated financial statements of Center Bancorp, Inc., which appear in this Form 10-K/A Amendment No. 1.

/s/ ParenteBeard LLC
ParenteBeard LLC
Clark, New Jersey
April 10, 2014